UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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Comarco, Inc.

(Name of Registrant as Specified In Its Charter)

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COMARCO, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held January 29, 2016

To the Shareholders of Comarco, Inc.:

The Annual Meeting of the Shareholders of Comarco, Inc., a California corporation (the “Company”, “we,” “us” or “our”), will be held on January 29, 2016 at 10:00 a.m., local time, at the Company’s corporate offices, which are located at 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630, for the following purposes:

1.	To elect five directors to each serve a one-year term;

2.	To hold an advisory vote to approve the compensation of our named executive officer, as described in the proxy statement;

3.

To ratify the appointment by the Company’s Audit Committee of Squar, Milner, Peterson, Miranda & Williamson LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company intends to present Wayne G. Cadwallader, Thomas W. Lanni, Richard T. LeBuhn, Michael R. Levin and Louis E. Silverman as nominees for election as directors at the annual meeting.

Only holders of record of the Company’s common stock at the close of business on January 4, 2016 are entitled to notice of and to vote at the Annual Meeting.

Each shareholder is cordially invited to attend and vote in person at the Annual Meeting. TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXY AS SOON AS POSSIBLE BY INTERNET, TELEPHONE OR MAIL AS DESCRIBED IN THE PROXY STATEMENT AND PROXY CARD ACCOMPANYING THIS NOTICE. Shareholders who attend the Annual Meeting may still vote in person, even if they have previously voted by proxy.

OUR BOARD OF DIRECTORS RECOMMENDS: A VOTE “FOR” EACH OF THE FIVE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT; AND A VOTE “FOR” PROPOSALS 2 AND 3.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Janet Nguyen Gutkin

Janet Nguyen Gutkin,
Secretary

Lake Forest, California

January 6, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 29, 2016

This notice, as well as the accompanying proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015, will be available online on or about January 11, 2016 at www.edocumentview.com/cmro. Information contained on our website is not part of the proxy soliciting material.

TABLE OF CONTENTS

Page

EXECUTIVE COMPENSATION	15

COMARCO, INC.

25541 Commercentre Drive, Suite 250

Lake Forest, CA 92630

(949) 599-7400

PROXY STATEMENT

For the Annual Meeting of Shareholders

To Be Held

January 29, 2016

GENERAL INFORMATION

The Board of Directors (the “Board”) of Comarco, Inc., a California corporation (the “Company”, “Comarco”, “we,” “us” or “our”), is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held on January 29, 2016 at 10:00 a.m., local time, at the Company’s corporate offices, which are located at 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630, or any postponement(s) or adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders may obtain directions to the Annual Meeting by writing to the Company at its corporate offices or by calling (949) 599-7551. This proxy statement, the accompanying form of proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015, are first being mailed to shareholders on or about January 11, 2016.

A shareholder giving a proxy has the power to revoke it at any time before it is exercised by (1) filing with the Secretary of the Company an instrument in writing revoking the proxy, (2) filing with the Secretary of the Company a duly executed proxy bearing a later date, (3) voting again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to 1:00 a.m. Eastern Standard Time on Friday, January 29, 2016 will be counted) or (4) attending the Annual Meeting and voting the shares in person. In the absence of such revocation, all shares represented by a properly executed proxy received in time for the Annual Meeting will be voted as specified therein. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted “FOR” each of the five director nominees, “FOR” the approval of the compensation of our named executive officer, “FOR” the ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016 (“fiscal 2016”) and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof. If you sign and return the enclosed proxy, or if you provide your proxy by voting on the Internet or by phone, and if cumulative voting procedures are in effect (see “VOTING RIGHTS” below for additional information regarding such procedures), the proxyholders named in the accompanying proxy will have the right in their discretion to cumulate votes represented by the proxies that they hold, and to cast such cumulated votes among all or any of the nominees in such manner as they deem appropriate, provided that the proxyholders may not cast a vote from your shares for a nominee with regard to whom you withheld authority to vote.

The cost of preparing, assembling, printing and mailing the proxy materials and the cost of soliciting proxies will be borne by the Company. The Company may make arrangements with various brokerage houses or other nominees to send proxy materials to the beneficial owners of stock and may reimburse them for their reasonable expenses in connection therewith.

The Company’s officers, employees and directors may supplement the original solicitation of proxies personally or by telephone, facsimile, email, mail or other means of communication. We will pay no additional compensation to such persons for any of these activities. Additionally, the Company may engage a proxy solicitation firm to assist in the solicitation of proxies personally or by telephone, facsimile, email, mail or other means of communication, although it has no present plans to do so. If the Company engages a proxy solicitation firm to assist in the solicitation of proxies, the Company estimates that the fees paid to such firm would not exceed $5,000 plus out-of-pocket expenses.

If a shareholder shares an address with another shareholder, each shareholder may not receive a separate copy of our proxy materials, Form 10-K and most other mailings, unless we have received contrary instructions from one or more of the shareholders at such address. Shareholders who do not receive a separate copy of our proxy materials and Form 10-K and who would like to receive a separate copy in their name may receive a separate copy by calling (949) 599-7551 or by writing to Comarco, Inc., 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630, Attn: Corporate Secretary. Upon your written or oral request, we will promptly deliver you a separate copy of the proxy materials, Form 10-K and other materials. Shareholders who share an address and receive multiple copies of the proxy material, Form 10-K and other materials can also request to receive only one copy, or any shareholder may request additional copies, by following the instructions above. The request to eliminate duplicate copies of mailings to a household must be made by each person in the household entitled to receive the materials.

This proxy statement, the accompanying notice of Annual Meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 are available online at www.edocumentview.com/cmro. Information contained on our website is not part of the proxy soliciting material.

Attendance at the Annual Meeting is limited to shareholders and holders of valid proxies. You may be asked to present a valid form of government-issued personal identification such as a driver’s license or passport. Cameras and other recording devices will not be permitted at the Annual Meeting. If your shares are held in street name and you would like to attend the Annual Meeting, you should ask the broker, bank, trust or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the Annual Meeting.

VOTING RIGHTS

The Company’s only outstanding class of voting securities is its common stock. Only shareholders of record at the close of business on January 4, 2016 will be entitled to vote at the Annual Meeting. At January 4, 2016, there were 14,644,165 shares of common stock outstanding. The holders of record of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business. Each share is entitled to one vote, except that each shareholder is entitled to cumulate his or her shares in the election of directors, provided that at least one shareholder has given notice at the Annual Meeting and prior to the voting of the shareholder’s intention to do so. If cumulative voting is in effect, each shareholder may cumulate votes for one or more candidates, provided that the name(s) of such candidate or candidates have been properly placed in nomination prior to the voting. To cumulate votes, a shareholder may vote for any one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or alternatively, distribute any such votes among as many of the candidates as the shareholder deems appropriate. If cumulative voting procedures are invoked, the proxy holders indicated in the accompanying proxy will have the right in their discretion to cumulate votes represented by the proxies that they hold, and to cast such cumulated votes among all or any of the nominees in such manner as they deem appropriate, provided that the proxyholders may not cast a vote from your shares for a nominee with regard to whom you withheld authority to vote.

We encourage you to vote promptly. You may vote in one of the following ways:

By Internet. If you are a holder of record, you can vote your proxy over the Internet. The enclosed proxy card indicates the website you may access for Internet voting. You will be able to confirm that the system has properly recorded your votes. You may incur costs such as Internet access charges if you vote by Internet. If you vote by Internet, you do not need to return your proxy card.

By Telephone. If you are a holder of record and are located in the U.S. or Canada, you can vote your proxy by calling the toll-free telephone number on the proxy card. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card.

By Mail. If you are a holder of record and are located in the U.S., you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you are located outside the U.S., you should add the necessary postage to the enclosed envelope to assure delivery. In order to ensure that your vote is received on or prior to the date of the Annual Meeting, we recommend that your proxy card be returned to us by overnight mail.

At the Annual Meeting. The way you vote your shares of common stock now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you attend the Annual Meeting, we will give you a ballot when you arrive. However, if you hold shares through a broker, bank or other nominee, you must provide a legal proxy from such broker, bank or nominee evidencing your authority to vote shares that the institution or other nominee held for your account at the close of business on January 4, 2016. You must contact your broker, bank or other nominee directly in advance of the Annual Meeting to obtain a legal proxy.

Whether or not you attend the Annual Meeting, if your shares of common stock are held by a broker, bank or other nominee in “street name,” then you must obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct the broker to vote your shares.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization may generally vote on your behalf on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” The election of directors and the approval of the compensation of our named executive officer are not considered “routine” matters under applicable rules. Therefore, a broker or other nominee cannot vote your shares with respect to these matters without instructions from you on how to vote your shares. In order to minimize the number of broker non-votes, the Company urges you to provide voting instructions to the organization that holds your shares. The ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson LLP as the Company’s independent registered public accounting firm for fiscal year ending January 31, 2016 is considered a routine matter under the applicable rules and a broker or other nominee may generally vote your shares on this matter without instructions from you.

Abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting.

With respect to the election of directors, the five nominees receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Abstentions and broker non-votes will have no effect on the election of any director.

An affirmative vote of the holders of a majority of shares of common stock present or represented by proxy at the Annual Meeting will be required to approve the advisory vote to approve the compensation of our named executive officer. Abstentions and broker non-votes may affect the outcome of this proposal because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against this proposal.

An affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting, and voting on the proposal, will be required to ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 31, 2016. Abstentions and broker non-votes will have no effect on the outcome.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Five directors will be elected at the Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Wayne G. Cadwallader, Thomas W. Lanni, Richard T. LeBuhn, Michael R. Levin and Louis E. Silverman for election as directors.

Each nominee has consented to be named in this proxy statement as a nominee and has agreed to serve as a director if elected. Directors are elected at each annual meeting to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Unless cumulative voting is in effect, it is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the five nominees of the Board. While the Company has no reason to believe that any of the nominees will be unable to serve as a director, it is intended that if such an event should occur, such shares will be voted for the remainder of the nominees and for such substitute nominee or nominees as may be selected by the Board, unless a shareholder withholds authority to vote his shares (i) for all of the nominees by so indicating on the enclosed proxy card or, if voting by Internet or telephone, by following the appropriate instructions, or (ii) for any one or more of the nominees by checking their names in the space provided on such card or, if voting by Internet or telephone, by following the appropriate instructions, in which case his shares will not be voted for such nominee or nominees. If cumulative voting is in effect for the election of directors, the proxy holders named on the Company’s proxy card will have the discretion to cumulate votes as provided by California law (see “VOTING RIGHTS” above for additional information) and to distribute such votes among all or any of the nominees in such manner as they deem appropriate; provided that the proxyholders may not cast a vote from your shares for a nominee with regard to whom you withheld authority to vote.

All of the nominees are currently serving as directors of the Company and all were elected at last year’s annual meeting. The term of office of each of the current directors expires on the date of the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR”
EACH OF THE FIVE DIRECTOR NOMINEES LISTED BELOW.

The following table sets forth information concerning the nominees and is followed by a brief biography of each nominee.

			Year First	Other Public
			Elected/Appointed	Company Directorships
Name	Age	Principal Comarco Position	As Director	(Past Five Years)
Wayne G. Cadwallader	59	Director	2011	Orbit International, Corp.
Thomas W. Lanni	62	Director and President and Chief Executive Officer	2011	None
Richard T. LeBuhn	50	Director	2008	Asterias Biotherapeutics, Inc.
Michael R. Levin	53	Director	2011	None
Louis E. Silverman	57	Chairman of the Board	2012	Questcor Pharmaceuticals, Inc., STAAR Surgical Co

Wayne Cadwallader is Managing Partner — Research for Elkhorn Partners Limited Partners, a long-time investor in Comarco, that beneficially owns approximately 47% of our outstanding common stock as of the record date for the Annual Meeting. An experienced securities analyst, Mr. Cadwallader has extensive knowledge of numerous industries including technology, insurance, retail, manufacturing, and real estate. Mr. Cadwallader also has substantial expertise in information technology gained through numerous management positions and in management consulting. Prior to joining Elkhorn Partners, Mr. Cadwallader worked for Hamblin Watsa Investment Counsel Ltd., from October 2000 to June 2010, a subsidiary of Fairfax Financial Ltd., where he was promoted from Associate Investment Analyst to Senior Investment Analyst. Mr. Cadwallader was part of the investment team at Hamblin Watsa Investment Counsel managing Fairfax Financials’ $22.0 billion in assets. In this capacity, his focus was primarily equity research and to some extent bond research with a focus on North America and to a lesser extent European stocks across a wide range of industries. He was also involved in a number of corporate debt restructurings. From 1998 to 2000, Mr. Cadwallader ran his own information technology consulting firm. The firm placed consultants with companies to develop application software and he personally managed numerous Y2K projects. Mr. Cadwallader currently serves as a director of Orbit International, Corp. that trades on the OTC market.

Mr. Cadwallader’s qualifications to serve on our Board of Directors include, amongst others, his extensive experience as an investor in public companies, including technology related companies, and his extensive financial analyst background as well as his experience in serving as a director of another public company.

Thomas Lanni was appointed to the Board, and to serve as President and Chief Executive Officer of the Company, on August 15, 2011. Mr. Lanni joined the Company in 1994 as General Manager for the ChargeSource Division. In February 2004, he became Vice President and Chief Technology Officer. Mr. Lanni has more than 30 years’ experience in the technology of power systems. From 1992 to 1994, he was President of Power Conversion Technologies, Inc. (“PCTI”), a company that provides advanced power electronics solutions to military and commercial industrial customers. From 1987 to 1992, he was Vice President of Engineering at Bruno New York Industries, Inc., a military weaponry specialist firm. From 1982 to 1987, he was Engineering Group Leader at Aerospace Avionics, Inc., a company whose various manufacturing activities are carried out through its Aerospace, Specialty Engineering, Medical and Detection divisions.

Mr. Lanni’s qualifications to serve on our Board of Directors include, amongst others, his extensive experience and history with the Company, his management experience and his engineering background especially in the field of power systems.

Richard LeBuhn has served since June 2006 as Senior Vice President of Broadwood Capital, Inc., a private investment company that beneficially owns approximately 23% of our outstanding common stock as of the record date for the Annual Meeting. Since April 2014, Mr. LeBuhn has served as director on the board of Asterias Biotherapeutics, Inc. Previously, Mr. LeBuhn was Principal of Broadfield Capital Management, LLC, a private investment firm, from 2005 to 2006, and Vice President of Derchin Management, a private investment firm, from July 2002 to May 2005. Earlier in his career, Mr. LeBuhn founded and was Managing Member of Triple Eight Capital, LLC, an investment analysis and financial advisory firm, was Managing Director of Craig Drill Capital, Inc., a private investment firm, and served as an operating business manager for Chubb and Son, Inc., the property and casualty insurance division of The Chubb Corporation. Mr. LeBuhn graduated from St. Lawrence University with a BA in Economics in 1988. He received a MBA in Finance with Distinction from Columbia University Graduate School of Business in 1996.

Mr. LeBuhn’s qualifications to serve on our Board of Directors include, amongst others, his extensive experience as an investor in public companies, including technology related companies, his extensive financial analyst background, his financial and management expertise, and his ability to provide advice on various matters, including matters pertaining to corporate governance.

Michael Levin was appointed to the Board on March 15, 2011 and served as the Chairman of the Board from March 15, 2011 until July 28, 2012. Mr. Levin is an independent private investor and advisor with substantial expertise in corporate governance, business strategy, and corporate finance, and with significant experience working with U.S. public companies as a finance executive and independent management consultant. In addition to his private investment activities, he assists portfolio managers in turning around underperforming companies using shareholder activist strategies. Since 2006, Mr. Levin has served as a financial executive for several entrepreneurial ventures, including ventures in alternative energy and medical diagnostics. Previously, he served as a finance executive at Nicor, a natural gas utility, from 2003 to 2006. Mr. Levin was the Chief Risk and Credit Officer of CNH, a farm and construction equipment manufacturer, from 2002 to 2003. Prior to his work as a corporate finance executive, Mr. Levin enjoyed an 18 year career as a management consultant specializing in corporate finance and risk management at Towers Watson, Deloitte & Touche, Arthur Andersen, and BearingPoint. A native of Chicago, Mr. Levin holds a B.A. with General Honors in Economics and Public Policy and a M.A. in Economics and Quantitative Analysis, both from the University of Chicago.

Mr. Levin’s qualifications to serve on our Board of Directors include, amongst others, his extensive experience as an investor in public companies, including technology related companies, his extensive financial analyst background, his financial and management experience, and his ability to provide advice on various matters, including matters pertaining to business strategy, corporate finance and corporate governance.

Mr. Silverman was appointed to the Board and as the Chairman of the Board on July 28, 2012. Mr. Silverman is currently the Chairman and CEO of privately held Advanced ICU Care, Inc., a technology enabled health care services company providing tele-ICU monitoring services to hospitals nationwide. From June 2012 through February 2014, Mr. Silverman served as a consultant and Board advisor for private equity investors regarding health care technology and health care services portfolio investments. From September 2009 through June 2012, Mr. Silverman was CEO of Marina Medical, Inc. where he achieved a successful exit for the privately held company. Previously, Mr. Silverman served as President and CEO of Qualcomm-backed health care start-up LifeComm, and he has also served as COO of Corvel Corporation, a publicly traded national managed care services/technology company that generated seven consecutive years of revenue and earnings growth during his tenure. For eight years, from August 2000 through August 2008, Mr. Silverman also served as the President and CEO of Quality Systems, Inc., a publicly traded developer of medical and dental practice management and patient records software. During his tenure, the Company's revenue increased from an annualized run rate of approximately $35 million to an annualized revenue run rate of $250 million and an increase in the Company's market capitalization from approximately $45 million to approximately $1.2 billion. The Company was named to the Forbes 200 list of Best Small Companies during each year of his tenure. Mr. Silverman currently serves as a board member for STAAR  (NASDAQ: STAA) as well as a variety of privately held health care companies. He earned a B.A. from Amherst College and an M.B.A. from Harvard Business School.

Mr. Silverman’s qualifications to serve on our Board of Directors include, amongst others, his extensive public company management experience and his experience serving as a director of another public company.

No director has any family relationship with any other director or with any of the Company’s executive officers.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

During the fiscal year ended January 31, 2015 (“fiscal 2015”), the Board met seven times. Each of the Company’s directors attended at least 75 percent of (i) the total number of meetings of the Board and (ii) the total number of meetings of the committees on which he served, during the period for which he was a director or committee member during the Company’s last fiscal year. The Board has a policy that each member of the Board should make every reasonable effort to attend each Annual Meeting of Shareholders, and all of the Company’s directors were in attendance either in person or by telephone at last year’s annual meeting.

The Board appointed Mr. Silverman as a director and Chairman of the Board in July 2012. In his capacity as Chairman of the Board, Mr. Silverman consults regularly with the President and Chief Executive Officer, is the principal liaison to the non-management directors, works with the President and Chief Executive Officer in preparing the agenda for Board meetings and chairs the executive sessions of the Board.

Independence of Committee Members

The standing committees of the Board described below are each comprised of independent directors as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules. While none of the Company’s securities are listed for trading on the NASDAQ stock market and the Company is therefore not required to meet the NASDAQ Listing Rules, the Board has elected to maintain the independence standards of the NASDAQ Listing Rules.

Board Leadership Structure and Role in Risk Oversight

There are currently six members of the Board: one management director and five independent non-management directors. Assuming the election of the five director nominees being presented for election at the Annual Meeting, as of January 29, 2016 there will be five members of the Board: one management director and four independent non-management directors. The Board has three standing committees: the audit committee (the “Audit Committee”), the compensation committee (the “Compensation Committee”), the nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). All of the standing Board committees are comprised solely of independent, non-management directors. The committee chairs set the agendas for their respective committees and report to the full Board on their work.

The Board has, as with prior years, chosen to separate the positions of principal executive officer and Chairman of the Board. The Board believes that it is in the best interests of the Company’s shareholders to separate the two positions because combining both positions in the same individual may concentrate too much power in the hands of a single executive. Having an independent Chairman of the Board may also better facilitate communications and relations between the Board and the Company’s officers.

Mr. Silverman, an independent, non-management director, has held the position of Chairman of the Board since July 2012. Mr. Silverman was appointed Chairman due to his extensive public and private company leadership skills and experience.

The entire Board has an active role, as a whole and also at the committee level, in risk oversight of the Company. The Board regularly receives, reviews and discusses information regarding risks related to the Company’s results of operations, business, strategy, financial position and liquidity. Each of the Board’s committees also reviews the risks related to such Committee’s areas of responsibility and reports to the Board regarding such matters. The Audit Committee serves as the Board’s representative for the oversight of risks related to, among other things, the Company’s financial statements and compliance with legal, regulatory and ethical requirements. The Nominating and Corporate Governance Committee monitors risks associated with the Company’s director nomination process and corporate governance practices. The Compensation Committee oversees compensation-related risks, including, without limitation, by evaluating the Company’s compensation plans, policies and programs.

Audit Committee

The Audit Committee monitors the quality and integrity of the Company’s financial statements, internal controls, risk management and legal and regulatory compliance. In addition, the Audit Committee oversees the accounting and financial reporting processes and the audits of the Company’s financial statements, including monitoring the independence, qualifications and performance of the Company’s independent registered public accounting firm. In this capacity, the Audit Committee: (i) determines the compensation of, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm; (ii) pre-approves all audit and permitted non-audit services; and (iii) reviews the scope and results of each fiscal year’s outside audit. The fiscal 2015 members of the Audit Committee were Messrs. Levin, who chaired the committee, Borowiec, and Mulroy until August 25, 2014, on which date Mr. Mulroy resigned from the Board. Since August 25, 2014, the members of the Audit Committee have been Messrs. Levin, who chaired the committee, and Borowiec. The Board determined that the members of the Audit Committee during fiscal 2015 were independent as defined under Rule 10A-3(b) promulgated by the Securities and Exchange Commission (the “SEC”) and that both Messrs. Mulroy and Levin satisfied the requirements of an “audit committee financial expert” for purposes of the rules and regulations of the SEC. Additionally, the Board determined that each of Messrs. Levin, Borowiec and Mulroy understood fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Audit Committee met four times during fiscal 2015.

Compensation Committee

The Compensation Committee assists the Board by discharging the Board’s responsibilities with respect to the compensation and benefits of the Company’s executive officers and directors. In this regard, the Compensation Committee evaluates and administers the Company’s compensation policies and programs. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO’s performance and sets the CEO’s compensation level based on this evaluation. For other Company executives, the Compensation Committee reviews and approves corporate goals and objectives, evaluates, in consultation with the CEO as the Compensation Committee deems appropriate or necessary, executive performance and sets compensation levels. In addition to executive compensation, the Compensation Committee reviews and assists the Board in establishing compensation policies for directors and committees of the Board. The Compensation Committee also administers the Company’s incentive and equity-based compensation plans. During fiscal 2015, the Compensation Committee was composed of Messrs. Cadwallader, who chairs the committee, Borowiec and LeBuhn.

In accordance with its charter, the Compensation Committee has the sole authority, as it deems appropriate, to retain and/or replace any compensation and benefits consultants and other outside experts or advisors as the Compensation Committee believes to be necessary, desirable or appropriate. The Compensation Committee did not use the services of any outside experts or advisors during fiscal 2015. The Compensation Committee met three times during fiscal 2015.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in identifying, evaluating and recommending candidates for election to the Board and its Committees, including reviewing and evaluating the size, structure and composition of the Board and its Committees. The Nominating and Corporate Governance Committee’s corporate governance responsibilities include providing oversight for evaluating the Board and management, and developing, recommending and reassessing the Company’s corporate governance guidelines and overall corporate governance of the Company. During fiscal 2015, the Nominating and Corporate Governance Committee was composed of Messrs. LeBuhn, who chaired the committee, Borowiec and Cadwallader. The Nominating and Corporate Governance Committee met five times during fiscal 2015.

Committee Charters

The Board has adopted written charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, which set forth the roles and responsibilities of each of these committees. Each of the committee charters is available on the Company’s website at www.comarco.com. Information provided on the Company’s website, however, does not form a part of this proxy statement.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that, except for Mr. Lanni, each individual who served as a member of the Board during fiscal year 2015 was an “independent director” within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules. Mr. Lanni was not considered independent as he was employed by the Company as its President and Chief Executive Officer during fiscal 2015. Each of the Company’s current directors (excluding Mr. Lanni) are independent directors within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules. While none of the Company’s securities are listed for trading on the NASDAQ stock market and the company is therefore not required to meet the NASDAQ Listing Rules, the Board has elected to maintain the independence standards of the NASDAQ Listing Rules.

Executive Sessions of Independent Directors

It is the policy of the Board that the Company’s independent directors meet separately without management directors at least twice each year, before or after regularly scheduled Board meetings, to discuss such matters as the independent directors consider appropriate. The Chairman of the Board presides at meetings of the independent directors.

Shareholder and Interested Party Communications with the Board of Directors

Shareholders who desire to communicate with the Board or any director regarding any matter pertinent to the Company’s business or affairs may do so by writing to the Comarco Board of Directors, Comarco, Inc., 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630, marked to the attention of an individual director’s name or to the Chairman of the Board.

In addition, anyone who has a concern about the conduct of the Company or any of its officers or employees, or about the Company’s accounting, internal controls, disclosure controls and procedures, auditing, compensation or governance matters may communicate that concern directly to the Audit Committee, the Nominating and Corporate Governance Committee or the Compensation Committee, as appropriate in light of the specific concern involved by writing to the Chairman of the committee to which the comment is addressed, Comarco Board of Directors, Comarco, Inc., 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630. Any concerns relating to accounting, internal controls, disclosure controls and procedures, auditing, corporate conduct or conduct of any corporate officer or employee shall be forwarded to the Chairman of the Audit Committee. The Company’s policies prohibit retaliation or adverse action against anyone for raising or helping to resolve an integrity concern.

Shareholder Recommendations of Director Candidates

The Nominating and Corporate Governance Committee considers candidates for nomination to serve as directors proposed by any shareholder of the Company. Any shareholder recommendation is forwarded to the Chairman of the Nominating and Corporate Governance Committee.

A shareholder must provide the following supporting information to recommend a candidate for nomination: name; age; business and residence addresses; principal occupation or employment; the number of shares of the Company’s common stock held by the candidate; a resume of his or her business and educational background; the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director; and a signed consent of the candidate to serve as a director, if nominated and elected. The Nominating and Corporate Governance Committee, after reviewing this information, will determine whether the candidate meets the qualifications for committee-recommended candidates, including the objectives for the composition of the Board as a whole. The Nominating and Corporate Governance Committee does not evaluate any candidate for nomination as director any differently because the candidate was recommended by a shareholder.

Evaluation of Director Candidates

The Nominating and Corporate Governance Committee encourages the selection of directors who will contribute to the Company’s overall corporate goals of creation and preservation of shareholder value. At a minimum, candidates recommended by the Nominating and Corporate Governance Committee must possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders.

The Board will solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates. These persons may include members of the Board, shareholders of the Company and management of the Company. The Board may also engage a professional search firm to assist in identifying qualified candidates. If a search firm is engaged, the Board shall set its fees and scope of engagement.

The Company’s Corporate Governance Guidelines set forth criteria which the Nominating and Corporate Governance Committee apply when evaluating the suitability of individual candidates for election or re-election to the Board. These criteria include, amongst others, the candidate’s integrity, business acumen, experience, judgment, commitment, diligence, conflicts of interest and ability to act in the interests of all shareholders. Additionally, the Nominating and Corporate Governance Committee considers the backgrounds and qualifications of the directors, as a group, to provide a diversity of background, experience, knowledge and ability to assist the Board in fulfilling its duties. When determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee takes into account the director’s past attendance at, and participation in, meetings of the Board and its committees and contributions to their activities.

Code of Ethics

The Audit Committee has adopted a Code of Ethics for Senior Financial Officers to promote and provide for honest and ethical conduct by the Company’s Senior Financial Officers, as well as for full, fair, accurate and timely financial management and reporting. The Company’s Senior Financial Officers include the Chief Executive Officer and the Chief Accounting Officer. The Company expects these financial officers to act in accordance with the highest standards of professional integrity, to: provide full and accurate disclosure in reports and other documents filed with the SEC, other regulators and in any public communications; comply with all applicable laws, rules and regulations; and deter wrongdoing. The Code of Ethics for Senior Financial Officers is available on the Company’s website at www.comarco.com. We will post any amendment to this code, as well as any waivers that are required to be disclosed by the rules of the SEC, on our website promptly following the date of such amendment or waiver. The Company will provide a copy of this document to any person, without charge, upon receipt of a request addressed to the Corporate Secretary at Comarco, Inc., 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630.

Transactions with Related Persons

Broadwood Amendment and Release Agreement

On August 13, 2014, the Company and Broadwood, a significant shareholder of the Company, entered into an Amendment and Release Agreement that resolved certain disputes between the parties concerning the Stock Purchase Agreement and related agreements originally entered into between Broadwood and the Company in July 2012. Pursuant to the Amendment and Release Agreement, the Company issued Broadwood a new stock purchase warrant (“New Warrant”) entitling it to purchase up to a total of 2,350,000 shares of the Company’s common stock, at a price of $0.16 per share, in exchange for cancellation of certain warrant obligations of the Company stemming from the July 2012 transaction. The New Warrant expires on July 27, 2020. In addition, the Company and Broadwood released each other from any and all claims concerning the July 2012 transaction and related matters.

Policy on Related Person Transactions

Our Board of Directors has adopted a written policy and procedures for the review of any transaction, arrangement or relationship in which the Company was or is to be a participant and one of our executive officers, directors, director nominees or a 5 percent shareholder (or any member of the immediate family of any of the foregoing), or any entity in which persons listed above, either individually or in the aggregate, have a greater than 10 percent ownership interest, each of whom we refer to as a “related person,” has or will have a direct or indirect material interest. We refer to these transactions as “related person transactions.” The policy is administered by the Audit Committee.

The policy calls for any proposed related person transaction to be reviewed and approved by our Audit Committee. Whenever practicable, the Committee will review, and, in its discretion, may approve the related person transaction in advance, but the policy also permits the Committee to consider and ratify transactions that have already occurred, when necessary. Any related person transactions that are ongoing in nature will be reviewed annually. The Committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances. The policy also requires Committee review and approval of (1) any charitable contribution to an organization in which a related person serves as a director or trustee or is actively engaged in fund-raising and (2) any proposed transaction in which a related person may participate that involves a corporate opportunity of potential value to the Company. The policy provides that certain de minimis transactions do not create a material direct or indirect interest on behalf of related parties and, therefore, are not covered under the policy.

The Audit Committee may approve a related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interest of the Company and its shareholders. If the Audit Committee determines not to approve or ratify a related person transaction, the transaction shall not be entered into or continued, as the case may be. No member of the Committee will participate in any review or determination with respect to a related person transaction if the Committee member or any of his or her immediate family members is the related person.

Since February 1, 2014, except as described above under the heading “Transactions with Related Persons,” the Company has not been a party to, and has no plans to be a party to, any transaction or series of transactions in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Non-Employee Director Compensation

The annual cash retainer payable in fiscal year ended January 31, 2015 to our non-employee directors was $7,800 per year. Additional annual retainers for the Audit Committee Chairman, Compensation Committee Chairman and Nominating and Governance Chairman were $2,400, $1,200 and $1,200, respectively. Effective May 1, 2013, the additional retainer paid to the Chairman of the Board was $84,000 based on the significant commitment required. Non-employee directors who serve on, but do not chair, a committee of the Board are not paid any separate annual retainers for service on such committee. No separate meeting fees are paid for attendance at any Board or committee meetings. From time to time we may grant equity-based compensation to our non-employee directors, but we do not have any formal policy under which such grants are made.

Director Compensation Table

The following table details the cash retainers and fees, as well as equity compensation in the form of stock awards earned by our non-employee directors during fiscal year ended January 31, 2015:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Paul Borowiec	$7,800	$4,800	$12,600
Wayne G. Cadwallader	$9,000	$5,400	$14,400
Richard T. LeBuhn	$9,000	$5,400	$14,400
Michael R. Levin	$10,200	$5,400	$15,600
Michael H. Mulroy (3)	$4,550	$4,800	$9,350
Louis E. Silverman	$89,000	$9,000	$98,000

(1)

This column also represents fees earned or paid in cash and fees. On November 2, 2013, the Company approved a deferred compensation plan for its Chief Executive Officer and Board of Directors. As of January 31, 2015, no expense has been accrued under this deferred compensation plan as its goal was not achieved. The following represents amounts deferred as of January 31, 2015:

Name	Amounts deferred under deferred compensation plan ($)
Paul Borowiec	$12,750
Wayne G. Cadwallader	$12,750
Richard T. LeBuhn	$12,750
Michael R. Levin	$12,750
Louis E. Silverman	$150,000

(2)

This column represents the grant date fair value of stock options granted to the non-employee directors in fiscal 2015, in accordance with the Stock Compensation Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. On October 8, 2013 Mr. Silverman was granted 75,000 shares of restricted stock, each of Messrs. Cadwallader, LeBuhn and Levin were granted 45,000 shares of restricted stock and each of Messrs. Borowiec and Mulroy were granted 40,000 shares of restricted stock from the 2011 Plan, these restricted shares vested on April 8, 2015. None of the other directors had any restricted stock awards outstanding. Amounts shown reflect accounting expenses and do not reflect whether the recipient has actually realized a financial benefit from the awards.

(3)	Mr. Mulroy resigned from the Board on August 25, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the Company’s common stock as of January 4, 2016 by:

●	each member of the Board;

●	the Company’s executive officer named in the “Summary Compensation Table” included in the “Executive Compensation” section of this proxy statement (the “named executive officer”);

●	all of the Company’s directors, director nominees and the named executive officer as a group; and

●	each person or entity known to the Company that beneficially owns more than 5 percent of the Company’s common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated below, the address of each beneficial owner is c/o Comarco, Inc., 25541 Commercentre Drive, Suite 250, Lake Forest, California, 92630. Unless otherwise indicated below, the Company believes that each of the persons listed in the table (subject to applicable community property laws) has the sole power to vote and to dispose of the shares listed opposite the shareholder’s name.

The percentages of common stock beneficially owned are based on 14,644,165 shares of the Company’s common stock outstanding at January 4, 2016.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Paul Borowiec	1,507,947	(1)	10.1%
Wayne G. Cadwallader(6)	187,500	(2)	1.3%
Thomas W. Lanni(6)	380,470	(2)	2.5%
Richard T. LeBuhn(6)	234,801	(2)	1.6%
Michael R. Levin	144,099	(2)	*
Louis E. Silverman	325,000	(2)	2.2%
All Directors, Director Nominees and the Named Executive Officer as a group (6 persons)	2,779,817	(2)	19.0%

Broadwood Partners, L.P.
Broadwood Capital, Inc.
Neal Bradsher
724 Fifth Avenue, 9th Floor
New York, New York 10019	3,914,136	(3)	23.0%
Elkhorn Partners Limited Partnership
222 Skyline Drive
Elkhorn, NE 68022	6,939,872	(4)	47.3%
Norfield Capital, LLC
47 Lois Street
Norwalk, CT 06851	1,432,947	(1)	9.8%

*	Indicates less than 1 percent of the outstanding shares of common stock.

(1)

Based on a Schedule 13G filed with the SEC on April 27, 2015 by Norfield Capital LLC (“Norfield”) and Pawel (“Paul”) Borowiec. Norfield and Mr. Borowiec have shared power voting and dispositive power for 1,432,947 shares. Mr. Borowiec has the sole voting and dispositive power for 75,000 shares. Includes 40,000 shares that Mr. Borowiec has the right to buy within 60 days of January 4, 2016 through the exercise of stock options.

(2)

Includes shares which the person has the right to acquire within 60 days of January 4, 2016. For Messrs. Cadwallader, Lanni, LeBuhn, Levin and Silverman, 45,000, 120,000, 60,000, 45,000 and 250,000 shares listed in this column, respectively, include shares which may be acquired through the exercise of stock options. For all current directors and executive officers as a group, the shares indicated in this column include an aggregate of 520,000 shares that may be acquired through the exercise of stock options.

(3)

Includes an aggregate of 2,350,000 shares that may be acquired through the exercise of common stock purchase warrants, which Broadwood Partners L.P. has the right to exercise within 60 days of January 4, 2016. Based on a Schedule 13D (Amendment 12) filed with the SEC on August 13, 2014 by Broadwood Partners, L.P. (“Broadwood Partners”), Broadwood Capital, Inc. (“Broadwood Capital”), the general partner of Broadwood Partners and Neal C. Bradsher, the President of Broadwood Capital. Broadwood Partners and Broadwood Capital have shared power voting and dispositive power for 3,898,636 shares; however, Broadwood Partners and Broadwood Capital specifically disclaim beneficial ownership of such shares. Neal C. Bradsher has the sole voting and dispositive power for 15,500 shares and the shared voting and dispositive power for 3,914,136.

(4)	Based on a Schedule 13D (Amendment 8) filed with the SEC on February 13, 2013 by Elkhorn Partners Limited Partnership, which has sole voting and dispositive power for 6,939,872 shares

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules issued thereunder, the Company’s executive officers, directors and persons that own more than 10 percent of the Company’s common stock are required to file with the SEC reports of ownership and changes in ownership of common stock and furnish the Company copies of all such reports.

The Company believes that during fiscal year ended January 31, 2015, its executive officers, directors and persons that owned more than 10 percent of the Company’s common stock complied with the Section 16(a) reporting requirements on a timely basis, based on the reports received by the Company or written certifications received by the Company from its executive officers and directors.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth information as of January 4, 2016 concerning the executive officers of the Company (other than Mr. Lanni, whose biographical information appears in the disclosure under the Directors section above) and its subsidiary, Comarco Wireless Technologies, Inc. The officer serves at the pleasure of the Board of Directors, subject to the terms of a severance compensation agreement with the Company.

Name	Age	Position
Janet Nguyen Gutkin	42	Chief Accounting Officer and Corporate Secretary

Janet Nguyen Gutkin has over 16 years of experience in accounting and finance. On February 21, 2014, Ms. Gutkin was appointed as the Company’s Chief Accounting Officer, pursuant to the terms of an Agreement for Consulting Services with the Company, dated effective January 16, 2014. Since 1996, Ms. Gutkin held various senior accounting and finance positions with New Asia Partners (“NAP”) and Quality Systems, Inc. (“QSI”). Prior to joining QSI, Ms. Gutkin worked at Arthur Andersen in the assurance practice. Ms. Gutkin holds a M.B.A. from the University of Chicago – Booth School of Business and a Masters in Accounting from the University of Southern California.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation earned by our President and Chief Executive Officer for fiscal years ended January 31, 2015 and 2014, who was the only executive officer whose compensation exceeded $100,000 for the fiscal year ending January 31, 2015 (the “named executive officer”). The amounts shown include compensation for services in all capacities that were provided to the Company.

Summary Compensation Table

			Equity	Vacation	All Other
Name and		Salary (3)	Awards(1)	Payouts	Compensation(2)	Total
Principal Position	Year	($)	($)	($)	($)	($)
Thomas W. Lanni	2015	$179,728	$12,000	$13,270	$61,750	$266,748
President & Chief Executive Officer	2014	$202,583	$4,000	$—	$58,718	$265,301

(1)

This column represents the grant date fair value of restricted stock units granted to the named executive officer in fiscal 2015 and 2014, in accordance with the Stock Compensation Topic of the FASB Accounting Standards Codification. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. The assumptions used in calculating the fair value of these stock options can be found under Note 9 to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2015. On October 8, 2013, Mr. Lanni was granted 100,000 restricted shares that fully vested on April 8, 2015. Amounts shown reflect accounting expenses and do not reflect whether the recipient has actually realized a financial benefit from the awards.

(2)	The amounts reported above under the heading “All Other Compensation” consist of the following

		All Other Compensation ($)
Name	Year	Insurance Premiums	401(k) Contributions	Total
Thomas W. Lanni	2015	$61,750	$—	$61,750
	2014	$58,718	$—	$58,718

(3)

This column also represents salary earned. On November 2, 2013, the Company approved a deferred compensation plan for its Chief Executive Officer and Board of Directors. As of January 31, 2015, no expense has been accrued under this deferred compensation plan as its goal was not achieved. As of January 31, 2015, $49,500 was deferred for Mr. Lanni under this deferred compensation plan.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officer at January 31, 2015.

Option Awards
	Number of Securities Underlying Unexercised Options		Option
Name	Exercisable (#)	Unexercisable (#)	Exercise Price ($)	Option Expiration Date
Thomas W. Lanni	20,000	—	$10.43	6/19/2016
	60,000	40,000(1)	$1.09	11/11/2018

(1)	These shares will vest when and if the closing price of the Company’s common stock is $5.00 or greater for 90 consecutive days.

Potential Payments Upon Change of Control

The Company and Mr. Lanni are parties to a Severance Compensation Agreement, which provides that, if, within 24 months following a “Change in Control” (as defined in the agreement), he is terminated by us other than for “Cause” (as defined in the agreement) or ceases to be employed by us for reasons other than because of death, disability, retirement or Cause, or he terminates his employment with us for “Good Reason” (as defined in the agreement), then he is entitled to receive a lump sum cash payment equal to the sum of his annual base salary plus his annual incentive compensation bonus assuming 100 percent satisfaction of all performance goals thereunder. Assuming, hypothetically, that the relevant triggering events took place on January 31, 2015, the last day of fiscal 2015, Mr. Lanni would have been entitled to receive $230,000 under such agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 31, 2015 with respect to shares of common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options or Vesting of Restricted Stock Units	Weighted-Average Exercise Price of Outstanding Options and Grant Price of Outstanding Restricted Stock Units	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	600,000	$0.96	229,724
Equity compensation plans not approved by security holders	—	—	—
Total	600,000	$0.96	229,724

Compensation and Risk Management

The Company’s Compensation Committee and Board of Directors have reviewed the Company’s executive and employee compensation practices to analyze whether or not they create improper incentives that would result in a material risk to the Company. Based on this review and analysis, the Compensation Committee and the Board of Directors has determined that none of the Company’s compensation practices for its executive officers or employees is reasonably likely to have a material adverse effect on the Company.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICER

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officer, commonly referred to as the “say-on-pay” vote. In accordance with the Exchange Act requirements, we are providing our shareholders with an opportunity to express their views on our named executive officer’s compensation. Although this advisory vote is nonbinding, our Board of Directors and Compensation Committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs.

We encourage shareholders to read the “Executive Compensation” section in this proxy statement, including the compensation tables and the related narrative disclosure, which describes the structure and amounts of the compensation of our named executive officer in fiscal 2015. The compensation of our named executive officer is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. The Compensation Committee and our Board of Directors believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officer to dedicate himself fully to value creation for our shareholders.

Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officer, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and any other related disclosure in this proxy statement.”

THE BOARD RECOMMENDS A VOTE TO
APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICER

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM FOR FISCAL 2016

The Audit Committee has appointed Squar, Milner, Peterson, Miranda & Williamson LLP (“Squar Milner”) as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016 (“fiscal 2016”), and has requested the Board to submit this appointment for ratification by our shareholders at the Annual Meeting. The Audit Committee of the Board of Directors unanimously approved the engagement of Squar Milner.

A representative of Squar Milner is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

In the event that the shareholders do not ratify the appointment of Squar Milner as the Company’s independent registered public accounting firm for fiscal 2016, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified by the shareholders, the Audit Committee in its discretion may dismiss Squar Milner as the Company’s independent registered public accounting firm, and appoint a different independent registered public accounting firm, at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING JANUARY 31, 2016.

Audit Fees

The aggregate fees incurred and payable to Squar Milner for professional services rendered in connection with the audit and quarterly reviews of the Company’s consolidated financial statements during fiscal years ended January 31, 2015 and 2014 were approximately $79,000 and $82,000, respectively.

Audit-Related Fees

No expenses were incurred during fiscal years ended January 31, 2015 and 2014.

Tax Fees

In fiscal years ended January 31, 2015 and 2014, we engaged Squar Milner to assist us with preparation of the Company’s tax returns and incurred fees during these years of approximately $15,000, respectively.

All Other Fees

We paid Squar Milner approximately $11,000 each year for the audit of our Savings and Retirement Plan in fiscal year ended January 31, 2015 and fiscal year ended January 31, 2014, for the audits of our plan years ending December 31, 2014 and 2013, respectively.

Pre-Approval Policies and Procedures

It is the Company’s policy that all audit and non-audit services to be performed by the Company’s independent registered public accounting firm be approved in advance by the Audit Committee. All of the services provided in fiscal years ended January 31, 2015 and 2014 were pre-approved.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary contained in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings with the SEC by reference, in whole or in part, the Audit Committee Report set forth below shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any such filing except to the extent that the Company specifically incorporates it by reference.

The Board has determined that each member of the Audit Committee of the Board (the “Audit Committee”) is an “independent director,” as defined under Rule 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3(b) of the Exchange Act. The Board has determined that Mr. Levin is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. In accordance with the written charter of the Audit Committee adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Audit Committee rely, without independent verification, on the information provided to them, and on the representations made by, management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Management is responsible for: (i) the preparation, presentation and integrity of the Company’s financial statements; (ii) accounting and financial reporting principles; and (iii) the Company’s internal control over financial reporting and disclosure controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements relating to the fiscal year ended January 31, 2015 with both management and Squar Milner;

2. The Audit Committee reviewed and discussed the audited 2015 financial statements, including the quality of the company’s accounting principles, with management and the company’s independent registered public accounting firm, Squar Milner. The Audit Committee also discussed with Squar Milner the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (the “PCAOB”), together with the guidelines established by the SEC and the Sarbanes-Oxley Act, including, among other items, matters related to the conduct of the audit of  financial statements by the independent registered public accounting firm.

3. The Audit Committee has received written disclosures and a letter from Squar Milner required by the applicable rules of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Squar Milner their independence.

4. Based on the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015.

The foregoing report is provided by the undersigned members of the Audit Committee.

THE AUDIT COMMITTEE

Michael R. Levin, Chairman
Paul Borowiec, Member

SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2016

ANNUAL MEETING OF SHAREHOLDERS

The Company’s Bylaws set forth certain procedures for shareholder nominations of directors and shareholder proposals for other business to be conducted at an annual meeting of shareholders, which are referred to herein as the Nomination Procedures and Proposal Procedures, respectively.

Nominations for Directors at the 2016 Annual Meeting

No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Procedures. Nominations of persons for election to the Board shall be made only at a meeting of shareholders and only (a) by or at the direction of the Board or any duly authorized committee thereof or (b) by any shareholder of the Company who is a holder of record on the record date for such meeting and complies with the Nomination Procedures.

Nominations by shareholders must be made in writing to the Secretary of the Company and must comply with all of the applicable requirements contained in the Bylaws (as the same may be amended and/or restated from time to time). Under the Nomination Procedures currently in effect, to be timely, such notice must be received not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the immediately preceding year’s Annual Meeting of Shareholders; provided, however, that if the Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, the one-year anniversary of the immediately preceding year’s Annual Meeting of Shareholders, notice by the shareholder, to be timely, must be received by the Corporate Secretary not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which the date of such meeting is first publicly announced. Therefore, in order to be timely for the 2016 Annual Meeting of Shareholders, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than October 26, 2016 and not later than November 25, 2016, assuming that the 2016 Annual Meeting of Shareholders is held within 30 days of January 29, 2017. If you would like to submit a nomination please direct your request in writing to: Comarco, Inc., Attn: Corporate Secretary, 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630.

Shareholder Proposals for the 2016 Annual Meeting

Under the terms of the Proposal Procedures, to be properly brought at an annual meeting, business must be brought (i) by or at the direction of the Board or (ii) by any shareholder who is a holder of record on the record date of such meeting and who complies with the Proposal Procedures.

If you would like the Company to consider including a proposal in the Company’s proxy materials relating to the 2016 Annual Meeting of Shareholders, your written proposal must be in compliance with all of the requirements of Rule 14a-8 under the Exchange Act. Proper proposals will be included in the proxy statement and set forth on the form of proxy issued for such Annual Meeting of Shareholders. You should direct any such shareholder proposals to: Comarco, Inc., Attn: Corporate Secretary, 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630.

Shareholder proposals must be made in writing and must comply with all of the applicable requirements contained in Bylaws (as the same may be amended and/or restated from time to time). In order to comply with the Proposal Procedures currently in effect, to be timely, such notice must be received not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the immediately preceding year’s Annual Meeting of Shareholders; provided, however, that if the Annual Meeting of Shareholders is convened more than 30 days before or more than 30 days after the one-year anniversary of the immediately preceding year’s Annual Meeting of Shareholders, notice by the shareholder, to be timely, must be received by the Corporate Secretary at the above address not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which the date of such meeting is first publicly announced. Therefore, in order to be timely for the 2016 Annual Meeting of Shareholders, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than October 26, 2016 and not later than November 25, 2016, assuming that the 2016 Annual Meeting of Shareholders is held within 30 days of January 29, 2017. If you would like to submit a proposal, or would like a copy of the requirements for shareholder proposals contained in the Bylaws, please direct your request in writing to: Comarco, Inc., Attn: Corporate Secretary, 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630.

OTHER MATTERS

The Board does not know of any matter to be acted upon at the meeting other than those described herein. If other matters properly come before the meeting, the holders of the proxies will vote on such matters in accordance with their judgment.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for its fiscal year ended January 31, 2015 accompanies this proxy statement.

Upon request and without charge, the Company will send you a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2015, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act. You may also request copies of exhibits to the Form 10-K, but the Company will charge a reasonable fee to shareholders requesting such exhibits. You should direct your request in writing to: Comarco, Inc., Attn: Corporate Secretary, 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630.

IN ORDER TO AVOID ADDED EXPENSE OR ADDITIONAL SOLICITATION OF PROXIES, YOU ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY INTERNET, TELEPHONE OR MAIL PURSUANT TO THE INSTRUCTIONS DESCRIBED IN THE ENCLOSED PROXY CARD.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Janet Nguyen Gutkin

Janet Nguyen Gutkin, Secretary

Lake Forest, California

January 6, 2016

Comarco

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors: 01 - Wayne G. Cadwallader 02 - Richard T. LeBuhn 03 - Thomas W. Lanni 04 - Michael R. Levin 05 - Louis E. Silverman

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐ 03 ☐ 04 ☐ 05 ☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 5 9 8 2 9 2

02BT0A

Comarco's Proxy Statement and Annual Report are available online at www.edocumentview.com/cmro.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — COMARCO, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR JANUARY 29, 2016 AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder(s) of COMARCO, Inc. ("the Company"), a California corporation, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated January 4, 2016, hereby revokes all previous proxies and appoints Richard T. LeBuhn and Louis E. Silverman, or either of them, acting singly, as attorneys-in-fact and proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them, to represent the undersigned at the Annual Meeting of Shareholders of COMARCO, Inc. to be held on January 29, 2016 at 10:00 AM at the Company's Offices at 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630 and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth on the reverse side, as described in the accompanying Proxy Statement.

In the event the Directors are to be elected by cumulative voting, the proxies will have the discretion to cumulate votes and to distribute such votes among all or any nominees (or if authority to vote for any nominee or nominees has been withheld, among the remaining nominees, if any) in whatever manner they deem appropriate.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 1) FOR ALL OF THE DIRECTORS NOMINATED BY THE BOARD, 2) FOR THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, 3) FOR THE RATIFICATION OF THE APPOINTMENT BY THE COMPANY'S AUDIT COMMITTEE OF SQUAR, MILNER, PETERSON, MIRANDA AND WILLIAMSON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND 4) IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. IN THE EVENT ONE OR MORE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON(S) AS SHALL BE DESIGNATED BY THE COMPANY'S BOARD OF DIRECTORS, IF ANY.

IMPORTANT – PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID ENVELOPE